CONVERTIBLE DEBENTURE


            THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THIS CONVERTIBLE DEBENTURE MAY BE OFFERED,
  TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM
  REGISTRATION IS AVAILABLE, AND ONLY IN STRICT COMPLIANCE WITH
  APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.

  $200,000.00                                       June __, 1999

            FOR VALUE RECEIVED, THE FEMALE HEALTH COMPANY, a Wisconsin corporation, promises to pay to the order of MIKE SNOW at 3300 Norwest Center, 90 South 7th Street, Minneapolis, Minnesota 55402, the principal sum of Two Hundred Thousand Dollars ($200,000.00) on June __, 2000. However, The Female Health Company may, in its discretion, extend the date of repayment of this Convertible Debenture until June __, 2001, if, upon its decision to extend such repayment, it issues to the holder of this Convertible Debenture warrants to purchase 50,000 shares of The Female Health Company's Common Stock, containing the same terms as the Warrants issued as of the date of this Convertible Debenture to the original holder hereof.

            The unpaid principal balance hereof shall bear interest, payable quarterly on June 30, September 30, December 31 and March 31, commencing June 30, 1999, and at maturity, computed at a rate equal to 8% per annum. If the holder elects, such interest shall be payable in shares of The Female Health Company's Common Stock, valued at a price per share equal to the average last sale price of a share of such Common Stock for the five trading days ending on the trading day prior to the interest payment date. Principal of and interest on this Convertible Debenture shall be payable in lawful money of the United States.

            All interest payable on this Convertible Debenture shall be computed for the actual number of days elapsed using a daily rate determined by dividing the annual rate by 365. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the State of Wisconsin, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest on this Convertible Debenture.

            This Convertible Debenture is convertible into shares of The Female Health Company's Common Stock beginning at any time after the first anniversary of the date of its issuance at the election of the holder hereof. To exercise that conversion right, the holder hereof must provide written notice to The Female Health Company indicating the amount of the Convertible Debenture to be converted into Common Stock, which must be done in increments of at least $20,000 of principal unless The Female Health Company agrees otherwise. The Convertible Debenture is convertible into Common Stock as follows:


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            1.   The first 50% of the original principal balance of this
  Convertible Debenture, and any accrued but unpaid interest thereon, is convertible into shares of The Female Health Company's Common Stock based on a per share price of the Common Stock equal to the lesser of
  (a) 70% of the "market price" of the Common Stock as of the day immediately prior to the date the conversion notice is given to The Female Health Company or (b) $1.25; and

            2. the second 50% of the original principal balance of this Convertible Debenture, and any accrued but unpaid interest thereon, is convertible into Common Stock at a price per share equal to the lesser of (a) 70% of the "market price" of the Common Stock on the date of conversion or (b) $2.50.

  For purposes of determining the "market price" of the Common Stock, the price shall be determined as the average last sale price of a share of The Female Health Company's Common Stock for the five trading days ending on the day immediately prior to the date a notice of conversion is issued to The Female Health Company by the holder of this Convertible Debenture.

            Notwithstanding anything herein to the contrary, if the Registration Statement The Female Health Company is required to file pursuant to the Registration Rights Agreement of even date herewith between The Female Health Company, the holder of this Convertible Debenture and certain other Investors in The Female Health Company, is not effective within 180 days of the date of this Convertible Debenture,
 (a) the interest rate on this Convertible Debenture shall automatically increase to 10% per annum commencing on the 181st day and continuing until the Registration Statement is declared effective or this Convertible Debenture is paid or converted in full and (b) the maximum price per share of Common Stock for purposes of computing the number of shares of Common Stock to be received upon conversion of this Convertible Debenture shall automatically reduce to $1.00 for all conversions thereafter. Notwithstanding the foregoing, if the Registration Statement is not effective within 180 days after the date of this Convertible Debenture, at any time thereafter until it is effective, the holder can require that The Female Health Company immediately pay in full this Convertible Debenture.

            Payment of the principal balance of this Convertible Debenture is secured by a first priority general business security interest in all of the assets of The Female Health Company pursuant to the terms of a general business security agreement dated as of the date hereof between The Female Health Company and the original holder of this Convertible Debenture. In addition, upon any default by The Female Health Company in payment of the principal or interest of this Convertible Debenture when due, if such default continues for a period of five business days after The Female Health Company is given written notice of such default, The Female Health Company will immediately issue, for no additional consideration, 200,000 shares of its Common Stock to the holder hereof, which shares will, upon issuance, be fully paid and nonassessable (except as provided by Wisconsin Statutes section 180.0622(2)(b), as interpreted). Such Common Stock issuance will in no way impair the holder's right to seek collection of this Convertible Debenture or to pursue any other right or cause of action that it has against The Female Health Company in connection with such default. The holder hereof shall be entitled to recover from The Female
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 Health Company all costs of collection of this Convertible Debenture, including reasonable attorneys' fees. The holder hereof can pursue a claim in equity for specific enforcement of the provisions of this Convertible Debenture without impairing any other rights to which the holder is entitled.

            This Convertible Debenture may be repaid, in whole or in part, at any time without penalty; provided, however, that before any payment, including a payment at maturity, The Female Health Company must first give the holder written notice of its intention to repay the Convertible Debenture and the holder shall have a period of ten days to decide whether to accept such payment or convert the principal and interest in accordance with the terms hereof, into Common Stock.

            If (a) any payment of principal or interest is not made within five business days after The Female Health Company is given written notice of such failure to make a required payment; (b) the undersigned becomes the subject of bankruptcy or insolvency proceedings which are not dismissed within 30 days of filing; or (c) there is a material event of default under the General Business Security Agreement dated as of the date hereof between The Female Health Company and the holder of this Convertible Debenture and such event of default continues uncured 30 days after The Female Health Company was given written notice of such event of default, the unpaid balance of this Convertible Debenture shall, at the option of the holder and without notice, mature and become immediately payable.

                            THE FEMALE HEALTH COMPANY


                            By:__________________________________
                                 O.B. Parrish, Chairman of the Board
                                     and Chief Executive Officer

























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